UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

PA	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square

Lancaster, PA 17602

(Address of principal executive offices) (Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fulton Financial Corporation’s (“Fulton”) Chief Accounting Officer, and Principal Accounting Officer for purposes of Securities and Exchange Commission (“SEC”) reporting, is taking a leave of absence from Fulton. Mark R. McCollom, the Senior Executive Vice President and Chief Financial Officer of Fulton, will serve as the Interim Chief Accounting Officer and Fulton’s Principal Accounting Officer for SEC reporting purposes commencing immediately, and continuing until such time as the Chief Accounting Officer returns or a replacement is appointed. There are no additional compensatory arrangements with Mr. McCollom, beyond those disclosed in Fulton’s Proxy Statement on Schedule 14A filed with the SEC on April 1, 2021, in connection with his appointment as Interim Chief Accounting Officer and Fulton’s Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation
(Registrant)

Date: April 30, 2021	By:	/s/ Daniel R. Stolzer
	Name:	Daniel R. Stolzer
	Title:	Senior Executive Vice President and Chief Legal Officer